                                                                     Exhibit 1.1


       3,000,000 SHARES, SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK 10,000,000 SHARES, SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK

                         PRINCIPAL FINANCIAL GROUP, INC.

                             UNDERWRITING AGREEMENT


June 14, 2005

LEHMAN BROTHERS INC.
  As Representative of the
  several underwriters named in Schedule I hereto
c/o LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY  10019

Ladies and Gentlemen:

      Principal Financial Group Inc., a Delaware corporation ("the Company"), proposes to issue and sell to you and the other underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), the number of shares identified in Schedule I hereto of the Company's Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") and the Company's Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock"). This is to confirm the agreement concerning the purchase of the Preferred Stock from the Company by the Underwriters named in Schedule I hereto.

SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter that:

      (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules"), and has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), for the registration of the Preferred Stock under the Securities Act, which Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement (as defined below) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to its knowledge, are threatened by the Commission, and any request by the Commission for additional information has been complied with. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with such rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities

Act ("Rule 424") a supplement to the form of prospectus included in the registration statement relating to the initial offering of the Preferred Stock and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term "Registration Statement" means the registration statement, as amended at the date of this Agreement, including the exhibits thereto, financial statements, and all documents incorporated therein by reference pursuant to Form S-3 (the "Incorporated Documents"), and such prospectus as then amended, including the Incorporated Documents, is hereinafter referred to as the "Basic Prospectus"; such supplemented form of prospectus with respect to the offering of the Series A Preferred Stock, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented), is hereinafter called the "Series A Final Prospectus"; such supplemented form of prospectus with respect to the offering of the Series B Preferred Stock, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented), is hereinafter called the "Series B Final Prospectus"; and the Series A Final Prospectus and the Series B Final Prospectus is each a "Final Prospectus" and are herein together called the "Final Prospectuses". Any preliminary form of a Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called an "Interim Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Interim Prospectus or either Final Prospectus shall be deemed to refer to and include the Incorporated Documents which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act"), on or before the date of this Agreement or the issue date of the Basic Prospectus, any Interim Prospectus or such Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Interim Prospectus or either Final Prospectus shall be deemed to refer to and include the filing of any Incorporated Documents under the Exchange Act after the date of this Agreement or the issue date of the Basic Prospectus, any Interim Prospectus or such Final Prospectus, as the case may be, and deemed to be incorporated therein by reference. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Company to you as Representative of the Underwriters. If the Company has filed an abbreviated registration statement to register additional shares of Preferred Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Interim Prospectus.

      (b) As of the date hereof, when the Final Prospectuses are first filed with the Commission pursuant to Rule 424, when, before the Delivery Date (hereinafter defined), any amendment to the Registration Statement becomes effective, when, before the Delivery Date, any Incorporated Document is filed with the Commission, when any supplement to either Final Prospectus is filed with the Commission and at the Delivery Date, the Registration Statement, such Final Prospectus and any such amendment or supplement will comply in all material respects with the applicable requirements of the

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Securities Act and the Rules, and the Incorporated Documents will comply in all material respects with the requirements of the Exchange Act, or the Securities Act and the Rules, as applicable, and on the date it became effective, the Registration Statement did not, and, on the date that any post-effective amendment to the Registration Statement becomes effective, the Registration Statement as amended by such post-effective amendment did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date the Final Prospectuses are filed with the Commission pursuant to Rule 424 and on the Delivery Date, each Final Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and on said dates, the Incorporated Documents will comply in all material respects with the applicable provisions of the Exchange Act, and, when read together with each Final Prospectus, or such Final Prospectus as it may be then amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or such Final Prospectus, as they may be amended or supplemented.

      (c) Each of Principal Financial Services, Inc., an Iowa business corporation ("Principal Financial"), Principal Life Insurance Company, an Iowa insurance company ("PLIC"), and Principal Global Investors LLC, a Delaware limited liability company ("Principal Investors", and together with Principal Financial and PLIC, the "Significant Subsidiaries"), is a "significant subsidiary", as such term is defined in Rule 405 of the Rules, and the Company has no other subsidiary that is a "significant subsidiary" within the meaning of such Rule.

      (d) Each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation, partnership or limited partnership, as applicable, and is in good standing under the laws of its jurisdiction, with power and authority (corporate and other) to own its properties and conduct its business as described in each Final Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, partnership or limited partnership, as applicable, and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except where the failure to be so qualified would not have a material adverse effect on the general affairs, business, management, financial position, surplus, reserves, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole ("Material Adverse Effect").

      (e) Each of the Company and its subsidiaries that are required to be organized and licensed or registered as an insurance or an insurance holding company (collectively, the "Insurance Entities") is duly organized and licensed or registered as an insurance or insurance holding company, as the case may be, in its jurisdiction of incorporation, and, in the case of an insurance company, is duly licensed or authorized in each other jurisdiction where it is required to be so licensed or authorized to conduct its business and all such licenses or authorizations are in full force and effect with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; provided, however, that in the case of PLIC's insurance license in the State of Iowa and the Company's insurance holding company registration in the State of Iowa, such license and such registration are in full force and effect in all respects. Except as otherwise described in each of the Final Prospectuses, each of the Insurance Entities has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance and regulatory authorities, as the case may be, to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect, and all such Approvals are in full force and effect except where the failure of such Approvals to be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the knowledge of the Company after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination, suspension or limitation of any such Approval or otherwise impose any limitation on the conduct of business of any Insurance Entity, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of the Company after due inquiry, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Entity. Except as otherwise described in each of the Final Prospectuses, none of the Insurance Entities has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such Insurance Entity in any case where it could be reasonably expected that (i) any of the Insurance Entities would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (ii) the failure to have such Approvals or limiting such business would have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Insurance Entities is in compliance with all applicable insurance laws, rules, regulations, orders, bylaws and similar requirements which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

      (f) Each of the Company and its subsidiaries that is engaged in the business of acting as a bank, broker-dealer or an investment advisor (respectively, a "Bank

Subsidiary", a "Broker-Dealer Subsidiary" and "Investment Advisor Subsidiary") is duly licensed or registered as a bank, broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect. Each Bank Subsidiary, Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the knowledge of the Company after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination, suspension or limitation of any such Approval or otherwise impose any limitation on the conduct of business of any Bank Subsidiary, Broker-Dealer Subsidiary or Investment Advisor Subsidiary, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect. Except as otherwise described in each of the Final Prospectuses, none of the Bank Subsidiaries, Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such Bank Subsidiary, Broker-Dealer Subsidiary or Investment Advisor Subsidiary in any case where it could be reasonably expected that (i) any of the Bank Subsidiaries, Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (ii) the failure to have such Approvals or limiting such business would have, individually or in the aggregate, a Material Adverse Effect; and each Bank Subsidiary, Broker-Dealer Subsidiary and Investment Advisor Subsidiary is in compliance with the requirements of the banking, broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

      (g) The Company has an authorized capitalization as set forth in each of the Final Prospectuses. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable and conform to the description thereof contained in each of the Final Prospectuses. None of the outstanding shares of the Company's capital stock was issued in violation of preemptive or other similar rights of any of its security holders. All of the Company's outstanding options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly authorized and validly issued and conform to the description thereof contained in each of the Final Prospectuses. None of the Company's outstanding options, warrants, or other rights to purchase or exchange any securities for shares of its capital stock was issued in violation of preemptive or other similar rights of any of its security holders. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

      (h) The shares of the Preferred Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Preferred Stock will conform to the descriptions thereof contained in each of the Final Prospectuses. Upon payment for the shares of the Preferred Stock to be sold by the Company on the Delivery Date pursuant to this Agreement, and the crediting of such shares of Preferred Stock on the records of the Depository Trust Company ("DTC") to securities accounts in the name of the Underwriters,
(A) DTC shall be a "protected purchaser" (within the meaning of Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (the "Code")),
(B) the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the Code) in respect of such Preferred Stock and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the Code) to such Preferred Stock may be asserted against the Underwriters with respect to such security entitlement (it being assumed that for the purposes of this representation and warranty that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. ("Cede") or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code and (z) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the Code).

      (i) Each of this Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by the Company.

      (j) The issue and sale of the shares of the Preferred Stock being delivered on the Delivery Date by the Company pursuant to this Agreement and the execution, delivery and performance of this Agreement and the Remarketing Agreement, to be dated as of the Delivery Date, between the Company and Lehman Brothers Inc., as Remarketing Agent (the "Remarketing Agreement"), by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject or give the holder of any of the notes, debentures, or other evidence of indebtedness of the Company or its subsidiaries the right to require repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company or its subsidiaries, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets, properties or operations of any of the Company or its subsidiaries, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or its subsidiaries or the plan of conversion of Principal Mutual Holding Company adopted on March 31, 2001 (the "Demutualization Plan"), or any statute or any order, rule or regulation of any court or insurance or other regulatory agency or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties or assets, in each case the effect of which (other than any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries), individually or in the aggregate, would be either to affect the validity of the Preferred Stock or their issue or affect adversely the consummation of the transactions contemplated hereby or by the Remarketing Agreement, or to have a Material Adverse Effect; and no notice, consent, approval, authorization, order, registration or qualification of or with or to any court or governmental agency or body is required for the issue and sale of the Preferred Stock, including without limitation pursuant to the Demutualization Plan, except for the registration of the Preferred Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws in connection with the purchase and distribution of the Preferred Stock by the Underwriters and except for the filing of the Certificates of Designations with the Delaware Secretary of State.

      (k) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Except as described in each of the Final Prospectuses, the holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Preferred Stock.

      (l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in each of the Final Prospectuses, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Final Prospectuses, except for such losses or interferences as would not have, individually or in the aggregate, a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and each of the Final Prospectuses, there has not been any (i) (A) decrease in the outstanding capital stock of the Company in excess of 10 million shares or (B) increase in the consolidated long-term debt of the Company in excess of $10,000,000 or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, surplus, reserves, stockholders' equity or results of operations (in each case considered either on a statutory or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the Final Prospectuses.

      (m) The audited consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in each of the Final Prospectuses present fairly in all material respects on a consolidated basis the financial condition, the results of operations, changes in common stock and other shareholder's equity and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The unaudited consolidated financial statements included in each of the Final Prospectuses and the Registration Statement and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with the instructions to Form 10-Q.

      (n) The statutory annual and quarterly statements of PLIC and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in its domiciliary jurisdictions have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto and any normal year-end adjustments, and present fairly in all material respects the financial position of PLIC (on a statutory basis) for the period covered thereby.

      (o) Ernst & Young LLP, who have certified certain of the financial statements of the Company, whose report appears in each of the Final Prospectuses and who have delivered the letters referred to in paragraphs (f) and (g) of Section 7, are independent public accountants as required by the Securities Act and the Rules.

      (p) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in each of the Final Prospectuses or such as would not have, individually or in the aggregate, a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

      (q) Each of the Company and its subsidiaries owns or possesses or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses, except where the failure to own, possess or have the ability to acquire such patents, rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

      (r) Other than as set forth in each of the Final Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and to the knowledge of the Company after due inquiry, no such proceedings are threatened or contemplated by governmental authorities.

      (s) There are no contracts or other documents which are required to be described in either of the Final Prospectuses or filed as exhibits to the Registration Statement by the Securities Act or by the Rules which have not been described in such Final Prospectus or filed as exhibits to the Registration Statement.

      (t) None of the Company or any of its subsidiaries is in violation of its certificate of incorporation or by-laws or similar organizational documents; and none of the Company or any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

      (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such approval, except where such noncompliance with Environmental Laws, failure to receive required approvals or failure to comply with the terms and conditions of such approvals would not, individually or in the aggregate, have a Material Adverse Effect.

      (v) Neither of the Company nor any of its subsidiaries is, or as of the Delivery Date will be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), it being understood that certain separate accounts of PLIC are registered as investment companies under the Investment Company Act in the ordinary course of PLIC's business.

      (w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange
Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company's most recent fiscal quarter and
(iii) are effective to perform the functions for which they were established. comply with the requirements of the Exchange Act.

      (x) Not later than the date of the filing with the Commission of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the accountants and the Audit Committee of the Board of Directors of the Company had been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

SECTION 2. Purchase of the Preferred Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,000,000 shares of the Series A Preferred Stock and 10,000,000 shares of the Series B Preferred Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Series A Preferred Stock and the Series B Preferred Stock set forth opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Series A Preferred Stock and the Series B Preferred Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

      The price of the Series A Preferred Stock shall be $100 per share and the price of the Series B Preferred Stock shall be $25 per share.

SECTION 3. Offering of Preferred Stock by the Underwriters. Upon authorization by the Representative of the release of the Preferred Stock, the several Underwriters propose to offer the Preferred Stock for sale upon the terms and conditions set forth in each of the related Final Prospectuses and in Annex I.

SECTION 4. Delivery of and Payment for the Preferred Stock. The Preferred Stock to be purchased by each of the Underwriters hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Preferred Stock to Lehman Brothers Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Preferred Stock to the account of Lehman Brothers Inc. at DTC. Delivery of the Preferred Stock shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "Delivery Date." Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Preferred Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Preferred Stock, the Company shall make the certificates representing the Preferred Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

SECTION 5. Further Agreements of the Company. The Company covenants and agrees:

      (a) To prepare the Final Prospectuses in a form approved by the Representative and to file each of the Final Prospectuses pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to either Final Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to either Final Prospectus or any amended Final Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Interim Prospectus or either Final Prospectus, of the suspension of the qualification of the Preferred Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or either Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Basic Prospectus, Interim Prospectus or either Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

      (b) To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the

Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

      (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Interim Prospectus, each Final Prospectus and any amended or supplemented Final Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Preferred Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which either Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement such Final Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amended or supplemented Final Prospectus which will correct such statement or omission or effect such compliance;

      (d) To file promptly with the Commission any amendment to the Registration Statement or either Final Prospectus or any supplement to either Final Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

      (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to either Final Prospectus or any prospectus pursuant to Rule 424 of the Rules, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing such consent, which consent shall not be unreasonably withheld;

      (f) As soon as practicable after the date of each Final Prospectus, to make generally available to the Company's security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules (including, at the option of the Company, Rule 158);

      (g) For a period of five years following the date of each of the Final Prospectuses, upon request by the Representative, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

      (h) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Preferred Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

      (i) For a period of 90 days from the date of each of the Final Prospectuses, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of preferred stock or securities convertible into or exchangeable for preferred stock of the Company (other than the Preferred Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Preferred Stock or securities convertible into or exchangeable for Preferred Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock or other securities, in cash or otherwise, or (3) file or cause to be filed a registration statement on Form S-8 or other similar form with respect to any shares of Preferred Stock or securities convertible, exercisable or exchangeable into Preferred Stock or any other securities of the Company, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and

      (j) To apply the net proceeds from the sale of the Preferred Stock as set forth in each of the Final Prospectuses.

SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Preferred Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Interim Prospectus, each Final Prospectus and any amendment or supplement to either Final Prospectus, all as provided in this Agreement; (d) the costs of producing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Preferred Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Preferred Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing or the offering of the Preferred Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in
Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Preferred Stock which they may sell and the expenses of advertising any offering of the Preferred Stock made by the Underwriters.

SECTION 7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

      (a) Each Final Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or either Final Prospectus or otherwise shall have been complied with.

      (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Preferred Stock, the Registration Statement and each Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (c) Debevoise & Plimpton LLP shall have furnished to the Representative their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in each Final Prospectus.

            (ii) The Company has an authorized capitalization as set forth in each of the Final Prospectuses.

            (iii) The shares of the Preferred Stock being delivered on the Delivery Date to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable; and the Preferred Stock conforms to the descriptions thereof contained in each of the Final Prospectuses.

            (iv) Except as described in the Final Prospectuses, the holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Preferred Stock.

            (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, each of the Final Prospectuses was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules specified in such opinion on the date specified therein and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

            (vi) The Registration Statement and each of the Final Prospectuses and any further amendments or supplements thereto made by the Company prior to the Delivery Date (except for the financial statements and related schedules therein, as to which such counsel need express no belief) appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act and the Rules.

            (vii) The statements contained in the Basic Prospectus under the caption "Description of Capital Stock of Principal Financial Group Inc.", in the Series A Final Prospectus under the caption "Description of the Shares", in the Series B Final Prospectus under the caption "Description of the Shares", and in each Final Prospectus under the caption "Certain U.S. Federal Income Tax Consequences", insofar as they describe the terms of agreements, the Preferred Stock or Federal statutes, rules and regulations, constitute a fair summary thereof.

            (viii) Each of this Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by the Company.

            (ix) The issue and sale of the shares of the Preferred Stock being delivered on the Delivery Date by the Company pursuant to this Agreement and the execution, delivery and performance of this Agreement and the Remarketing Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of (A) any of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its Significant

      Subsidiaries (B) any agreement or instrument listed as an exhibit to the Registration Statement, or (C) any New York or Federal statute or the Delaware General Corporation Law or any rule or regulation of any New York or Federal governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in the case of clauses (B) and (C), the effect of which, individually or in the aggregate, would be to affect the validity of the Preferred Stock, their issue or affect adversely the consummation of the transactions contemplated hereby or by the Remarketing Agreement, or to have a Material Adverse Effect; and no notice, consent, approval, authorization, order, registration or qualification of or with or to any court or governmental agency or body is required for the issue and sale of the Preferred Stock, except for the registration of the Preferred Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Preferred Stock by the Underwriters and except for the filing of the Certificates of Designations with the Delaware Secretary of State.

            (x) Neither the Company nor any of its subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, it being understood that certain separate accounts of PLIC are registered as investment companies under the Investment Company Act in the ordinary course of PLIC's business.

      In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law.

      Such counsel shall also state that in the course of its review and discussion of the contents of the Registration Statement with certain officers and employees of the Company and representatives of the Company's independent accountants, but without independent check or verification, no facts have come to the attention of such counsel which cause them to believe that the Registration Statement (except for the financial statements, the related notes and schedules therein, as to which such counsel need express no belief) as of the date of each Final Prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that, as of the date of each Final Prospectus or as of the date of such opinion, either Final Prospectus (except for the financial statements, the related notes and schedules therein, as to which such counsel need express no belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or either Final Prospectus.

      (d) Karen E. Shaff, General Counsel to the Company, shall have furnished to the Representative their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

            (i) Each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation, partnership or limited partnership, as applicable, and is in good standing under the laws of its jurisdiction, with corporate power and authority to own its properties and conduct its business as described in each Final Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, partnership or limited partnership, as applicable, and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except where the failure to be so qualified would not have a Material Adverse Effect.

            (ii) The Company has an authorized capitalization as set forth in each of the Final Prospectuses. All of the issued shares of capital stock of the Company conform to the description thereof contained in each of the Final Prospectuses. All of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (iii) The shares of the Preferred Stock being delivered on the Delivery Date to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable; and the Preferred Stock conforms to the descriptions thereof contained in each of the Final Prospectuses.

            (iv) Except as described in the Final Prospectuses, the holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Preferred Stock.

            (v) To the best of such counsel's knowledge, and other than as set forth in each of the Final Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and to the best of such counsel's knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities.

            (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Final Prospectuses were filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules specified in such opinion on the date specified therein and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

            (vii) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in either Final Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules which have not been described or filed as exhibits to the Registration Statement.

            (viii) Each of this Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by the Company.

            (ix) The issue and sale of the shares of the Preferred Stock being delivered on the Delivery Date by the Company pursuant to this Agreement and the execution, delivery and performance of this Agreement and the Remarketing Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject or give the holder of any of the notes, debentures, or other evidence of indebtedness of the Company or its subsidiaries the right to require repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company or its subsidiaries, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets, properties or operations of any of the Company or its subsidiaries, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or its subsidiaries or the Demutualization Plan, or any statute or any order, rule or regulation of any court or insurance or other regulatory agency or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties or assets, in each case the effect of which (other than any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries), individually or in the aggregate, would be either to affect the validity of the Preferred Stock or their issue or affect adversely the consummation of the transactions contemplated hereby or by the Remarketing Agreement, or to have a Material Adverse Effect; and no notice, consent, approval, authorization, order, registration or qualification of or with or to any court or governmental agency or body is required for the issue and sale of the Preferred Stock, including without limitation pursuant to the Demutualization Plan, except for the registration of the Preferred Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Preferred Stock by the Underwriters and except for the filing of the Certificate of Designations with the Delaware Secretary of State.

            (x) Each of the Company and its Insurance Entities is duly organized and licensed or registered as an insurance or insurance holding company, as the case may be, in its jurisdiction of incorporation, and, in the case of an insurance company, is duly licensed or authorized in each other jurisdiction where it is required to be so licensed or authorized to conduct its business and all such licenses or authorizations are in full force and effect. Except as otherwise described in each of the Final Prospectuses, each of the Insurance Entities has all Approvals of and from all insurance and regulatory authorities, as the case may be, to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect, and all such Approvals are in full force and effect except where the failure of such Approvals to be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the knowledge of such counsel after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination, suspension or limitation of any such Approval or otherwise impose any limitation on the conduct of business of any Insurance Entity, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of such counsel after due inquiry, no insurance or regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Entity. Except as otherwise described in each of the Final Prospectuses, none of the Insurance Entities has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such Insurance Entity in any case where it could be reasonably expected that (i) any of the Insurance Entities would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (ii) the failure to have such Approvals or limiting such business would have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Insurance Entities is in compliance with all applicable insurance laws, rules, regulations, orders, bylaws and similar requirements which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

            (xi) Each of the Company and its Bank Subsidiaries, Broker-Dealer Subsidiaries and Investment Advisor Subsidiaries is duly licensed or registered as a bank, broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business. Each Bank Subsidiary, Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the knowledge of such counsel after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination, suspension or limitation of any such Approval or otherwise impose any limitation on the conduct of business of any Bank Subsidiary, Broker-Dealer Subsidiary or Investment Advisor Subsidiary, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect. Except as otherwise described in each of the Final Prospectuses, none of the Bank Subsidiaries, Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such Bank Subsidiary, Broker-Dealer Subsidiary or Investment Advisor Subsidiary in any case where it could be reasonably expected that (i) any of the Bank Subsidiaries, Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (ii) the failure to have such Approvals or limiting such business would have, individually or in the aggregate, a Material Adverse Effect; and each Bank Subsidiary, Broker-Dealer Subsidiary and Investment Advisor Subsidiary is in compliance with the requirements of the banking, broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

            (xii) Except as described in the Final Prospectuses, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

      In rendering such opinion, such counsel may state that her opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Iowa and the Delaware General Corporation Law.

      Such counsel shall also state that in the course of review and discussion of the contents of the Registration Statement by her or by lawyers in the Company's law department under her supervision, but without independent check or verification, no facts have come to her attention which lead her to believe that the Registration Statement (except for the financial statements, the related notes and schedules therein, as to which such counsel need express no belief) as of the date of each Final Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that, as of the date of the Final Prospectuses or as of the date of such opinion, either Final Prospectus (except for the financial statements, the related notes and schedules therein, as to which such counsel need express no belief) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that she does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or either Final Prospectus.

      (e) The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Preferred Stock, the Registration Statement, each Final Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (f) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectuses, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

      (g) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Representative a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectuses, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

      (h) The Company shall have furnished to the Representative a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

            (i) The representations, warranties and agreements of the Company in
      Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in paragraphs (a) and (i) of this Section 7 have been fulfilled; and

            (ii) They have carefully examined the Registration Statement and the Final Prospectuses and, in their opinion (A) as of the date of each of the Final Prospectuses, the Registration Statement and the Final Prospectuses did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of each of the Final Prospectuses, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Final Prospectuses which has not been so set forth.

      (i) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Final Prospectuses any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectuses, or (B) since such date, there has not been any decrease in the outstanding capital stock of the Company in excess of 10 million shares or increase in the consolidated long-term debt of the Company in excess of $10,000,000, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectuses, the effect of which, in any such case described in clause (A) or
(B), is, in
the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Final Prospectuses.

      (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers, Inc., shall have been generally suspended, or there shall have been a material disruption in settlement of securities generally, (iii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange,
(iv) a general banking moratorium shall have been declared by federal or New York State authorities, (v) any major disruption of settlements of securities or clearance services in the United States, or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (vi), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Preferred Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Final Prospectuses.

      (k) On or after the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or the debt securities of any of its Significant Subsidiaries (including any "surplus notes" of PLIC) or PLIC's claims paying ability or financial strength by any "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) of the Rules, (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or the debt securities of any of its Significant Subsidiaries (including any "surplus notes" of PLIC) or PLIC's claims paying ability or financial strength and (iii) the Preferred Stock shall continue to be rated BBB by Standard & Poor's and Baa2 by Moody's.

      (l) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Final Prospectuses or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 8.    Indemnification and Contribution.

      (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Preferred Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Interim Prospectus or either Final Prospectus or in any amendment or supplement thereto or the omission or alleged omission to state in the Registration Statement, any Interim Prospectus or either Final Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Interim Prospectus or either Final Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

      (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Interim Prospectus or either Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, any Interim

Prospectus or either Final Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

      (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8(a) or (b) except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8(a) or (b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Preferred Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Preferred Stock under this Agreement, in each case as set forth in the table on the cover pages of the Final Prospectuses. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Preferred Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

      (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Preferred Stock by the Underwriters set forth on the cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Final Prospectuses.

SECTION 9.    Defaulting Underwriters.

      If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Preferred Stock which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the number of shares of the Preferred Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Preferred Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Preferred Stock on the Delivery Date if the total number of shares of the Preferred Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Preferred Stock to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Preferred Stock which it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Preferred Stock to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this
Section 9, purchases Preferred Stock which a defaulting Underwriter agreed but failed to purchase.

      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Preferred Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectuses or in any other document or arrangement.

SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Preferred Stock if, prior to that time, any of the events described in Sections 7(i), 7(j) or 7(k), shall have occurred or if the Underwriters shall decline to purchase the Preferred Stock for any reason permitted under this Agreement.

SECTION 11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Preferred Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Preferred Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to
SECTION 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention: Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022;

      (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: 515-235-9852); provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representative.

SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Preferred Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules.

SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        PRINCIPAL FINANCIAL GROUP, INC.


                                        By  /s/ Joyce N. Hoffman
                                            ------------------------------------
                                            Name:   Joyce N. Hoffman
                                            Title:  Senior Vice President
                                                    and Corporate Secretary


                                        By /s/ Craig Bassett
                                            ------------------------------------
                                            Name:   Craig Bassett
                                            Title:  Vice President and Treasurer




Accepted:

LEHMAN BROTHERS INC.
For themselves and as Representative
of the several Underwriters named
in Schedule I hereto

By LEHMAN BROTHERS INC.


By /s/ Russell Hackmann
   ----------------------
Authorized Representative

                                                                         ANNEX I


      (1) Each Underwriter represents and agrees that: (i) it has not offered or sold and, prior to the expiry of a period six months from the date of issuance of the Preferred Stock, will not offer or sell any Preferred Stock to any persons in the United Kingdom, except to persons whose ordinary activities involved them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Stock in, from or otherwise involving the United Kingdom.

                                   SCHEDULE I



Underwriter                                Number of shares of       Number of shares of
                                           Series A Preferred Stock  Series B Preferred
                                           to be purchased           Stock to be purchased

Lehman Brothers Inc.                       1,770,000                 5,900,000
UBS Securities LLC                           600,000                 2,000,000
Goldman, Sachs & Co.                         300,000                 1,000,000
Banc of America Securities LLC               150,000                   500,000
JP Morgan                                     75,000                   250,000
Wachovia Capital Markets, LLC                 75,000                   250,000
Guzman & Company                              30,000                   100,000


                                       32